Exhibit 99.1

Applied Optoelectronics Reports Second Quarter 2023 Results

Sugar Land, Texas, August 3, 2023 – Applied Optoelectronics, Inc. (NASDAQ: AAOI), a leading provider of fiber-optic access network products for the cable broadband, internet datacenter, telecom and fiber-to-the-home (FTTH) markets, today announced financial results for its second quarter 2023 ended June 30, 2023.

“Our second quarter revenue was in-line with our expectations, and we are pleased to report non-GAAP gross margin and non-GAAP EPS above our expectations.” said Dr. Thompson Lin, Applied Optoelectronics Inc. Founder, President and Chief Executive Officer. “Favorable product mix combined with our cost reduction efforts, and the benefit of some of the intentional actions we have taken to improve our cost structure led to a strong improvement in our gross margin, which is a trend we expect will continue. We are thrilled with the increased demand we saw for our 100G and 400G datacenter products. Total revenue for our 400G products doubled sequentially and accounted for 11% of our total datacenter revenue in Q2, and we believe revenue from our 400G products will continue to grow this year based on the anticipated initial deliveries under the recently-announced deal with Microsoft. Lastly, we made progress in strengthening our newly formed broadband access group with the addition of considerable talent to the team, and believe we are well positioned to execute on our new strategy to sell our CATV products directly to MSO customers.”

Second Quarter 2023 Financial Summary

•	GAAP revenue was $41.6 million, compared $52.3 million in the second quarter of 2022 and $53.0 million in the first quarter of 2023.

•	GAAP gross margin was 19.0%, compared with 16.5% in the second quarter of 2022 and 17.4% in the first quarter of 2023. Non-GAAP gross margin was 24.8%, compared with 16.7% in the second quarter of 2022 and 23.2% in the first quarter of 2023.

•	GAAP net loss was $16.9 million, or $0.57 per basic share, compared with net loss of $14.5 million, or $0.52 per basic share in the second quarter of 2022, and a net loss of $16.3 million, or $0.56 per basic share in the first quarter of 2023.

•	Non-GAAP net loss was $6.1 million, or $0.21 per basic share, compared with non-GAAP net loss of $7.6 million, or $0.28 per basic share in the second quarter of 2022, and a non-GAAP net loss of $7.1million, or $0.25 per basic share in the first quarter of 2023.

A reconciliation between all GAAP and non-GAAP information referenced above is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures.

Third Quarter 2023 Business Outlook (+)

For the third quarter of 2023, the company currently expects:

•	Revenue in the range of $60 million to $66 million.
•	Non-GAAP gross margin in the range of 29.5% to 31%.
•	Non-GAAP net profit in the range of a loss of $1.9 million to profit of $0.2 million, and non-GAAP earnings per share in the range of a loss of $0.06 to earnings of $0.01 using approximately 33.1 million shares.

(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

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Conference Call Information

The company will host a conference call and webcast for analysts and investors on August 3, 2023 to discuss its second quarter 2023 results and outlook for its third quarter of 2023 at 4:30 p.m. Eastern time / 3:30 p.m. Central time. Open to the public, investors may access the call by dialing 844-890-1794 (domestic) or 412-717-9586 (international). A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing 877-344-7529 (domestic) or 412-317-0088 (international) and entering passcode 1076424.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "predicts," "think," "objectives," "optimistic," "new," "goal," "strategy," "potential," "is likely," "will," "expect," "plan" "project," "permit" or by other similar expressions that convey uncertainty of future events or outcomes. These statements include management’s beliefs and expectations related to our outlook for the third quarter of 2023. Such forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company's actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: the impact of the COVID-19 pandemic on our business and financial results; reduction in the size or quantity of customer orders; change in demand for the company's products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company's reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers' products or their rate of deployment of their products; general conditions in the internet datacenter, cable television (CATV) broadband, telecom, or fiber-to-the-home (FTTH) markets; changes in the world economy (particularly in the United States and China); changes in the regulation and taxation of international trade, including the imposition of tariffs; changes in currency exchange rates; the negative effects of seasonality; and other risks and uncertainties described more fully in the company's documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022. More information about these and other risks that may impact the company's business are set forth in the "Risk Factors" section of the company's quarterly and annual reports on file with the Securities and Exchange Commission. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company's expectations.

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Non-GAAP Financial Measures

We provide non-GAAP gross margin, non-GAAP net income (loss), and non-GAAP earnings per share to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross margin, we exclude stock-based compensation expense, expenses associated with discontinued products, and non-recurring (income) expenses, if any, from our GAAP gross margin. To arrive at our non-GAAP net income (loss), we exclude all amortization of intangible assets, stock-based compensation expense, non-recurring expenses, unrealized foreign exchange loss (gain), losses from the disposal of idle assets, if any, non-GAAP tax benefit (expenses), and expenses associated with discontinued products, from our GAAP net income (loss). Included in our non-recurring expenses in Q2 2023 and Q2 2022, and Q1 2023, are certain non-recurring expenses related to extreme weather and pandemic events (if any) and non-recurring tax expenses or benefits (if any), and employee severance expenses (if any). In computing our non-GAAP income tax benefit (expense), we have applied an estimate of our annual effective income tax rate and applied it to our net income before income taxes. Our non-GAAP diluted net loss per share is calculated by dividing our non-GAAP net loss by the fully diluted share count (for periods in which non-GAAP net income is positive) or basic share count (for periods in which our non-GAAP net income is negative). We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

•	We believe that elimination of items such as amortization of intangible assets, stock-based compensation expense, non-recurring revenue and expenses, losses from the disposal of idle assets, unrealized foreign exchange gain or loss, and depreciation on certain equipment undergoing reconfiguration is appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;
•	We believe that elimination of expenses associated with discontinued products, including depreciation and inventory obsolescence is appropriate because these expenses are not indicative of our ongoing operations;
•	We believe that estimating non-GAAP income taxes allows comparison with prior periods and provides additional information regarding the generation of potential future deferred tax assets;
•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and
•	We anticipate that investors and securities analysts will utilize non-GAAP measures as a supplement to GAAP measures to evaluate our overall operating performance.

A reconciliation of our GAAP net income (loss) and GAAP earnings (loss) per share for Q2 2023 to our non-GAAP net income (loss) and earnings (loss) per share is provided below, together with corresponding reconciliations for Q2 2022. A reconciliation of our GAAP net income (loss) and GAAP earnings (loss) per share for Q1 2023 to our non-GAAP net income (loss) and earnings (loss) per share was provided in our Q1 2023 earnings release.

Non-GAAP measures should not be considered as an alternative to net income (loss), earnings (loss) per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such other non-GAAP measures in the same manner. We have not reconciled the non-GAAP measures included in our guidance to the appropriate GAAP financial measures because the GAAP measures are not readily determinable on a forward-looking basis. GAAP measures that impact our non-GAAP financial measures may include stock-based compensation expense, non-recurring expenses, amortization of intangible assets, unrealized exchange loss (gain), asset impairment charges, and loss (gain) from disposal of idle assets. These GAAP measures cannot be reasonably predicted and may directly impact our non-GAAP gross margin, our non-GAAP net income and our non-GAAP fully-diluted earnings per share, although changes with respect to certain of these measures may offset other changes. In addition, certain of these measures are out of our control. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

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About Applied Optoelectronics

Applied Optoelectronics Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules and equipment. AOI's products are the building blocks for broadband fiber access networks around the world, where they are used in the CATV broadband, internet datacenter, telecom and FTTH markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all four of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

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Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Lindsay Savarese

+1-212-331-8417

ir@ao-inc.com

Cassidy Fuller

+1-415-217-4968

ir@ao-inc.com

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2023	December 31, 2022

ASSETS
CURRENT ASSETS
Cash, Cash Equivalents and Restricted Cash	$28,612	$35,587
Accounts Receivable, Net	42,598	61,175
Notes receivable	782	339
Inventories	66,321	79,679
Prepaid Income Tax	2	–
Prepaid Expenses and Other Current Assets	6,231	6,384
Total Current Assets	144,546	183,164

Property, Plant And Equipment, Net	197,879	210,184
Land Use Rights, Net	4,990	5,238
Operating Right of Use Asset	5,296	5,566
Financing Right of Use Asset	10	26
Intangible Assets, Net	3,625	3,699
Other Assets	531	386
TOTAL ASSETS	$356,877	$408,263

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$35,111	$47,845
Bank Acceptance Payable	8,637	12,337
Accrued Expenses	14,702	17,222
Deferred Revenue	10,720	3,000
Current Lease Liability-Operating	1,055	1,041
Current Lease Liability-Financing	53	63
Current Portion of Notes Payable and Long Term Debt	37,276	57,074
Current Portion of Convertible Debt	79,916	–
Total Current Liabilities	187,470	138,582

Deferred Revenue, net of current portion	1,000	–
Convertible Senior Notes	–	79,506
Other Long-Term Liabilities	5,148	5,505
TOTAL LIABILITIES	193,618	223,593

STOCKHOLDERS' EQUITY
Total Preferred Stock
Common Stock	32	29
Additional Paid-in Capital	407,003	391,526
Cumulative Translation Adjustment	(1,470)	2,183
Retained Earnings	(242,306)	(209,068)
TOTAL STOCKHOLDERS' EQUITY	163,259	184,670

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$356,877	$408,263

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

Q2 2023	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue
CATV	9,343	23,713	$37,123	$48,694
Datacenter	27,571	21,497	47,924	42,911
Telecom	4,231	6,276	7,938	11,541
FTTH	55	27	57	124
Other	415	786	1,603	1,270
Total Revenue	41,615	52,299	94,645	104,540

Total Cost of Goods Sold	33,717	43,671	77,503	86,888

Total Gross Profit	7,898	8,628	17,142	17,652

Operating Expenses:
Research and Development	8,640	8,328	17,176	17,814
Sales and Marketing	2,269	2,164	4,596	4,722
General and Administrative	12,954	11,035	25,502	22,254
Total Operating Expenses	23,863	21,527	47,274	44,790

Operating Loss	(15,965)	(12,899)	(30,132)	(27,138)

Other Income (Expense):
Interest Income	37	31	70	59
Interest Expense	(2,175)	(1,408)	(4,312)	(2,810)
Other Income (Expense), net	1,167	(180)	1,145	(629)
Total Other Income (Expense):	(971)	(1,557)	(3,097)	(3,380)

Net loss before Income Taxes	(16,936)	(14,456)	(33,229)	(30,518)

Income Tax Expense	(8)	–	(8)	–

Net loss	$(16,944)	$(14,456)	$(33,237)	$(30,518)
Net loss per share attributable to common stockholders
basic	$(0.57)	$(0.52)	$(1.14)	$(1.11)
diluted	$(0.57)	$(0.52)	$(1.14)	$(1.11)

Weighted-average shares used to compute net loss per share attributable to common stockholders
basic	29,489	27,612	29,182	27,537
diluted	29,489	27,612	29,182	27,537

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Applied Optoelectronics, Inc.

Reconciliation of Statements of Operations under GAAP and Non-GAAP

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP revenue	$41,615	$52,299	$94,645	$104,540
Non-recurring customer credit	–	–	–	–
Non-GAAP revenue	$41,615	$52,299	$94,645	$104,540

GAAP total gross profit (a)	$7,898	$8,628	$17,142	$17,652
Share-based compensation expense	156	114	270	250
Non-recurring expense	–	–	–	1
Expenses associated with discontinued products	2,254	–	5,216	–
Non-GAAP total gross profit (a)	$10,308	$8,742	$22,628	$17,903

GAAP net loss	$(16,944)	$(14,456)	$(33,237)	$(30,518)
Share-based compensation expense	3,062	2,144	5,352	4,616
Expenses associated with discontinued products	2,254	–	5,216	–
Non-cash expenses associated with discontinued products	1,148	1,103	2,311	2,269
Amortization of intangible assets	162	153	321	304
Non-recurring (income) expense	602	9	960	34
Unrealized exchange loss (gain)	(66)	298	(1,175)	1,279
Non-GAAP tax benefit	3,710	3,151	7,037	6,545
Non-GAAP net loss	$(6,072)	$(7,598)	$(13,216)	$(15,470)

GAAP diluted net loss per share	(0.57)	(0.52)	(1.14)	(1.11)
Share-based compensation expense	0.10	0.08	0.19	0.17
Expenses associated with discontinued products	0.08	–	0.18	–
Non-cash expenses associated with discontinued products	0.04	0.03	0.08	0.08
Amortization of intangible assets	0.01	0.01	0.01	0.01
Non-recurring (income) expense	0.02	0.00	0.03	0.00
Unrealized exchange loss (gain)	(0.01)	0.01	(0.04)	0.05
Non-GAAP tax benefit	0.12	0.11	0.24	0.24
Non-GAAP diluted net loss per share	(0.21)	(0.28)	(0.45)	(0.56)

Shares used to compute diluted loss per share	29,489	27,612	29,182	27,537
Shares used to compute diluted earnings per share	29,489	27,612	29,182	27,537

(a)	Provided for the purpose of calculating gross profit as a percentage of revenue (gross margin).

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